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                                                                  Exhibit 4.6
                                                                  --------------
                                                                  EXECUTION COPY

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                             SOVEREIGN BANCORP, INC.

                          10.25% Senior Notes due 2004
                          10.50% Senior Notes due 2006




                          -----------------------------

                          FIRST SUPPLEMENTAL INDENTURE



                          Dated as of November 15, 1999

                To Senior Indenture dated as of February 1, 1994

                          -----------------------------



                         HARRIS TRUST AND SAVINGS BANK,

                                     Trustee




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                                    FIRST SUPPLEMENTAL INDENTURE dated as of
                           November 15, 1999, to the original senior indenture (the "Existing Indenture") dated as of February 1, 1994, between SOVEREIGN BANCORP, INC., a Pennsylvania corporation (the "Company") and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Trustee (the "Trustee") (the Existing Indenture as supplemented by this First Supplemental Indenture, the "Indenture").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10.25% Senior Notes due 2004 (the "2004 Securities") and the Company's 10.50% Senior Notes due 2006 (the "2006 Securities" and collectively with the 2004 Securities, the "Securities"), each to be issued, from time to time, as separate series as in this Indenture provided.

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered the Existing Indenture to provide for the issuance of the Company's securities in one or more registered series;

                  WHEREAS, Section 901 of the Existing Indenture provides, among other things, that the Company and the Trustee may without the consent of Holders enter into indentures supplemental to the Existing Indenture to, among other things, change or eliminate any of the provisions of the Existing Indenture in respect of one or more series of debt securities; provided, however, that any such change or elimination (a) shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (b) shall not apply to any debt security outstanding;

                  WHEREAS, the Company desires to provide for the issuance of new series of debt securities to be designated as the 10.25% Senior Notes due 2004 and the 10.50% Senior Notes due 2006, and to set forth the terms that will be applicable thereto;

                  WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Securities under the Indenture has been duly taken; and

                  WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture,

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the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms binding on the Company, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of the Securities have in all respects been duly authorized, and the Company in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver the Securities.


                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  Solely for purposes of this First Supplemental Indenture and the Securities: (1) Articles One (except as provided in Section 1.01(b) below) Five, Eight, Nine, Ten, Eleven, Thirteen and Seventeen of the Existing Indenture are to be superseded by the provisions of this First Supplemental Indenture and shall have no effect with respect to the Securities, (2) Articles Four, Twelve, Fourteen, Fifteen, Sixteen and Eighteen of the Existing Indenture shall not have effect with respect to the Securities, and (3) Articles Two and Three of the Existing Indenture shall be supplemented by and subject to the provisions of
Article II below.


                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  Section 1.01. Definitions. (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

                  (b) The following are definitions used in this First Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this First Supplemental Indenture shall govern.

                  "Adjusted Consolidated Net Worth" means, as of any date of determination, the Consolidated Net Worth of the Company as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to such date of determination; provided, however, that pro forma effect shall be given
(x) to any of the following that shall have


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occurred since the end of the relevant fiscal quarter or that shall occur simultaneously with or immediately following the transaction giving rise to the need to calculate Adjusted Consolidated Net Worth and (y) to the use of any proceeds of such transaction to effect any of the following (in each case without duplication and as if the following had occurred on the last day of such fiscal quarter):

                  (a) issuances and sales of Capital Stock by the Company or any Subsidiary,

                  (b) Investments in (by merger or otherwise) or acquisitions of any Subsidiary or any Person that becomes a Subsidiary as a result of such Investment or acquisition or in Property which constitutes all or substantially all of an operating unit of a business,

                  (c) Restricted Payments and Permitted Investments, and

                  (d) Asset Sales.

                  "Affiliate" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

                  (b) any other Person who is a director or executive officer of:

                  (1) such specified Person,

                  (2) any Subsidiary (or in the case of the Company, any Subsidiary or Unrestricted Subsidiary) of such specified Person, or

                  (3) any Person described in clause (a) above.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis)of the Company or of rights or warrants to purchase such Voting Stock (whether or not

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currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) in excess of $5,000,000 taken individually (or with respect to a series of related transactions taken as a whole) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, of:

                  (a) any shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), or

                  (b) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

                  (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation", and

                  (b) in all other instances, the greater of:

                  (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

                  (2) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by


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                  (b) the sum of all such payments.

                  "Banking Business" means (i) owning the Capital Stock of Sovereign Bank,(ii) engaging in, or owning the Capital Stock of any other Subsidiaries or Unrestricted Subsidiaries engaged in, activities permissible for subsidiaries of a bank holding company or a savings and loan holding company under federal and state law at the time then applicable to the Company, its Subsidiaries and Unrestricted Subsidiaries and (iii) the holding of Permitted Investments.

                  "Board of Directors" means the Board of Directors of the Company (or, in the case of Section 4.07(a)(2), the applicable Subsidiary) or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means each day that is not a Legal Holiday.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.05, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary or Unrestricted Subsidiary or an employee stock ownership plan or trust established by

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the Company or any such Subsidiary or any such Unrestricted Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock and other than the common stock and trust preferred securities specifically described under "Summary--New England Acquisition--Financing", in the prospectus supplement pursuant to this offering of Securities dated as of November 9, 1999 as the current financing plan for the New England acquisition, but including consideration received in connection with the exercise of warrants issued in connection with the New England acquisition) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) if any "person" or "group" (as such terms are used in Sections 13(d)and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for


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         election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

                  (d) a sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly (other than to the Company or any Wholly Owned Subsidiary) in any one transaction or series of transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets or 75% of the deposit liabilities of Sovereign Bank shown on the consolidated balance sheet of Sovereign Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in any such series of transactions); provided, however, that for purposes of this clause (d) if the Company at any time holds any assets other than (1) the Capital Stock of Sovereign Bank and (2) Temporary Cash Investments, such other assets shall be deemed to be assets of Sovereign Bank and to have been reflected on such consolidated balance sheet; provided, further, that a pledge by the Company of the shares of Sovereign Bank owned by the Company to secure Debt Incurred under any Credit Facility or Debt existing on the date hereof requiring security on a basis pari passu with any Credit Facility will not, absent any action to realize such pledge, constitute a Change of Control, provided such pledge and Incurrence is otherwise in accordance with Section 4.03 and Section 4.05.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.


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                  "Consolidated Common Shareholders' Tangible Equity" means, as of any date of determination, the total amount shown for shareholders' tangible equity determined pursuant to Office of Thrift Supervision requirements and any successor requirements thereto on a consolidated balance sheet of Sovereign Bank and its Subsidiaries as at such date, less any amounts included therein attributable to, without duplication, Preferred Stock held by Persons other than the Company and its Subsidiaries.

                  "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

                  (a) the aggregate amount of Earnings Available for Fixed Charges for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

                  (b) Consolidated Interest Expense that is anticipated to accrue during a period consisting of the fiscal quarter in which such determination date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Debt of the Company and the Subsidiaries expected by the Company to be outstanding on such determination date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on such determination date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of such determination date, provided that, if the Company or any of the Subsidiaries is a party to any Interest Rate Agreement that would have the effect of changing the interest rate on any Debt of the Company or any of the Subsidiaries for such four-quarter period (or a portion thereof), the rate resulting therefrom shall be used for such four-quarter period or portion thereof, provided further that any Consolidated Interest Expense with respect to Debt so Incurred or Repaid by the Company or any Subsidiary during the fiscal quarter in which such determination date occurs shall be calculated on a pro forma basis as if such Debt was Incurred or Repaid on the first day of such fiscal quarter.

In addition, pro forma effect shall be given to any of the following that shall have occurred since the beginning of the four quarter historical period so preceding such determination date, or that shall occur simultaneously with or immediately following the determination date, as if the


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following had occurred on the first day of such period: (i) Investments in (by merger or otherwise) or acquisitions of any Subsidiary or any Person that becomes a Subsidiary as a result of such Investment or acquisition or in Property which constitutes all or substantially all of an operating unit of a business and (ii) Asset Sales.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries,

                  (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

                  (b) amortization of debt discount and debt issuance cost, including commitment fees,

                  (c) capitalized interest,

                  (d) non-cash interest expense,

                  (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (f) net costs associated with Hedging Obligations (including amortization of fees),

                  (g) Disqualified Stock Dividends,

                  (h) Preferred Stock Dividends,

                  (i) interest Incurred in connection with Investments in discontinued operations,

                  (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Subsidiary, and

                  (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

                  Notwithstanding the foregoing, interest expense or other amounts Incurred in the ordinary course of business by banking institutions or Financial Services Subsidiaries shall not be included as part of Consolidated Interest Expense.

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                  "Consolidated Net Income" means, for any period, the net
income (loss) of the Company and its consolidated Subsidiaries and Unrestricted Subsidiaries, less, without duplication, the amounts of Preferred Stock Dividends declared or accrued during such period in respect of any Preferred Stock of Subsidiaries and Unrestricted Subsidiaries held by Persons other than the Company and its Wholly Owned Subsidiaries (to the extent not already deducted from Consolidated Net Income); provided, however, that there shall not be included in such Consolidated Net Income:

                  (a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary, except that:

                  (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (c) below), and

                  (2) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

                  (b) for purposes of Section 4.04 only, any net income (loss)of any Person acquired by the Company or any of its consolidated Subsidiaries and Unrestricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

                  (c) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company (other than restrictions contained in any Qualified Preferred Stock) except that:

                  (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the

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         aggregate amount of cash distributed by such Subsidiary during such period (or, in the case of a Depository Institution, that could as of such date of determination be distributed with respect to such period, provided that the Company is not aware of any foreseeable negative changes to its ability to make such distributions) to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause), and

                  (2) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries and Unrestricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (excluding, solely for the purposes of Section 4.04, any gain in connection with a sale of insured deposits),

                  (e) any extraordinary gain or loss,

                  (f) the cumulative effect of a change in accounting principles,

                  (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock), and

                  (h) for purposes of Section 4.04 only, any interest payments made by the Company or any Subsidiary to a special purpose trust that is a Subsidiary (and if such Subsidiary is not a Wholly Owned Subsidiary such amount shall be on a pro rata basis) on Debt of the Company or such Subsidiary to the extent such trust uses such proceeds to make dividends, distributions or other payments which are Restricted Payments.

Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other

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transfers of assets from Unrestricted Subsidiaries to the Company or a
Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such section pursuant to clause
(d)(4) thereof.

                  "Consolidated Net Worth" means, in respect of any Person, the total of the amounts shown on the consolidated balance sheet of such Person and its Subsidiaries as:

                  (a) the par or stated value of all outstanding Capital Stock of such Person, plus

                  (b) paid-in capital or capital surplus relating to such Capital Stock, plus

                  (c) any retained earnings or earned surplus, less:

                  (1) any accumulated deficit, and

                  (2) any amounts attributable to Disqualified Stock.

                  "Consolidated Total Assets" means, in respect of any Person, as of any date of determination, the amount that would appear on a consolidated balance sheet of such Person and its consolidated Subsidiaries as the total assets of such Person and its Subsidiaries.

                  "Credit Facilities" means, with respect to the Company or any Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the proposed senior credit facility described in the prospectus supplement dated as of November 9, 1999 with respect to the Securities) providing for revolving credit loans, term loans or trade letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.


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                  "Debt" means, with respect to any Person on any date of
determination (without duplication):

                  (a) the principal of and premium (if any and then only to the extent then due and payable and without duplication) in respect of:

                  (1) debt of such Person for money borrowed, and

                  (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

                  (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

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                  (g) all obligations of the type referred to in clauses (a)
         through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to: (1) zero if such Hedging Obligation has been Incurred solely for the purpose of managing risk in the ordinary course of business and not for speculative purposes, including, (i) interest, currency, commodity, liquidity, credit, prepayment and other risks, (ii) reducing borrowing costs, or (iii) converting any elements of indebtedness from one form to another (collectively, "Ordinary Course Hedges"), or (2) the notional amount of such Hedging Obligation which is not an Ordinary Course Hedge.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository Institution" shall have the meaning attributed thereto in Section 3(c)(1) of the FDIA, 12 U.S.C. Section 1813(c)(1), or a similar definition under any successor statute.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

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                  (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

                  "Earnings Available for Fixed Charges" means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries, the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                  (a) the provision for taxes based on income or profits or utilized in computing net loss,

                  (b) Consolidated Interest Expense, and

                  (c) amortization of intangibles.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and amortization of, a Subsidiary shall be added to Consolidated Net Income to compute Earnings Available for Fixed Charges only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only, in the case of any Subsidiary, if a corresponding amount would be permitted at the date of determination to be dividended or paid to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

                  "Escrow Agent" means the party named as such in the Escrow Agreement until a successor replaces it and, thereafter, means the successor.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, if such Property has a Fair Market Value in excess of $50,000,000, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

                  "FDIA" means the Federal Deposit Insurance Act or any successor provision to such Act.

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor organization.

                  "Financial Services Subsidiary" means any Subsidiary of the Company (other than a Depository Institution or a Subsidiary of a Depository Institution) which conducts any financial asset origination, securitization, financing or servicing business or any other financial services business.

                  "Foreign Subsidiary" means any Subsidiary or Unrestricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

                  (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (b) in the statements and pronouncements of the Financial Accounting Standards Board,

                  (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

                  (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

                  (1) endorsements for collection or deposit in the ordinary course of business, or

                  (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment".

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security register described in Section 2.04.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any direct or indirect loan (other than loans or advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable or loans receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Section 4.04, 4.08 and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

                  (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

                  (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

                  In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "Issue Date" means the date on which the Original Securities are initially issued, whether or not the proceeds of the Securities are held in escrow.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                  "Material Domestic Subsidiary" means any Significant Subsidiary other than (a) a Foreign Subsidiary, (b) a Subsidiary or Unrestricted Subsidiary of a Foreign Subsidiary or (c) an Unrestricted Subsidiary.

                  "Minimum Tangible Common Equity Amount" means, as of the end of any fiscal quarter, an amount equal to $1.0 billion.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "New England acquisition" means the acquisition by Sovereign Bank and the Company of certain operations and assets and liabilities as described in the prospectus supplement dated as of November 9, 1999 for this Securities offering.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or the Principal Accounting Officer (so long as such Principal Accounting Officer is at least a Senior or Executive Vice President) of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer (so long as such principal accounting officer is at least a Senior or Executive Vice President of the Company) of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "OTS" means the Office of Thrift Supervision and any successor governmental agency thereto.

                  "Permitted Investment" means any Investment by the Company or a Subsidiary in:

                  (a) any Subsidiary or any Person that will, upon the making of such Investment, become a Subsidiary, provided that the primary business of such Subsidiary is the Banking Business;

                  (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Subsidiary, provided that such Person's primary business is Banking Business;

                  (c) Temporary Cash Investments;

                  (d) receivables owing to the Company or a Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances;

                  (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (f) loans and advances to officers, directors and employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances in the aggregate do not exceed $25,000,000 at any one time outstanding;

                  (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Subsidiary or in satisfaction of judgments;

                  (h) Investments in the ordinary course of business by any Subsidiary that is a banking institution or a Financial Services Subsidiary or a Subsidiary of a banking institution or a Financial Services Subsidiary (to the extent it would be permitted, under applicable laws and regulations, to make such Investment) in any Person other than an Affiliate of the Company (other than an Unrestricted Affiliate, a Subsidiary of the Company or a Person that would become an Unrestricted Affiliate or a Subsidiary as a result of such Investment); and

                  (i) other Investments made for a price not greater than Fair Market Value that do not exceed $25,000,000 outstanding at any one time in the aggregate.

                  "Permitted Liens" means:

                  (a) Liens to secure Debt permitted to be Incurred under clause
         (e) of Section 4.03, provided that any such Lien is limited to the Capital Stock of Wholly Owned Subsidiaries, including Sovereign Bank;

                  (b) Liens created under negative pledge provisions of the indentures for the Company's senior notes outstanding on the Issue Date, but only to the extent required by such provisions as in effect on the Issue Date;

                  (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (e) Liens on the Property of the Company or any Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Subsidiaries taken as a whole;

                  (f) Liens on Property at the time the Company or any Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Subsidiary;

                  (g) Liens on the Property of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary;

                  (h) pledges or deposits by the Company or any Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                  (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

                  (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above or clause (k), (m) or (n) below;

                  (k) Liens not otherwise described in clauses (a) through (j) above or clause (m) or (n) below on the Property of any Subsidiary that is not a Subsidiary Guarantor to secure any Debt permitted to be Incurred by such Subsidiary pursuant to Section 4.03 (including Liens to secure Debt permitted to be Incurred under such covenant by a Depositary Institution) or to secure any other obligation of such Subsidiary;

                  (l) Liens on the Property of the Company or any Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (f), (g), or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                  (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause
         (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

                  (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such Refinancing; and

                  (m) Liens not otherwise described in clauses (a) through (l) above or (n) below on the Property of a Financial Services Subsidiary to secure any Debt permitted to be Incurred by such Subsidiary pursuant to Section 4.03; and

                  (n) Liens securing Ordinary Course Hedges.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                  (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                  (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

                  (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

                  (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include (x) Debt of a Subsidiary or Unrestricted Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor or (y) Debt of the Company or a Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledge and Escrow Agreement" means the Pledge and Escrow Agreement dated as of November 15, 1999, between the

Company, the Escrow Agent and the Trustee, as amended, waived or otherwise waived from time to time.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person. Preferred Stock includes Disqualified Stock, Qualified Preferred Stock, Trust Preferred Stock and any other trust preferred securities issued by special purpose trusts.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any such dividend except with respect to Trust Preferred Stock or any other trust preferred securities issued by special purpose trusts shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "principal" of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase and Assumption Agreement" means the Purchase and Assumption Agreement dated as of September 3, 1999, among the Company, Sovereign Bank, Fleet Financial

Group, Inc., Fleet National Bank, Fleet Bank-NH and BankBoston, N.A., as the same may be amended or supplemented from time to time.

                  "Qualified Preferred Stock" means any Preferred Stock of any Subsidiary (other than Trust Preferred Stock and any other trust preferred securities issued by special purpose trusts) which meets the requirements set forth below:

                  (a) such Preferred Stock is not Disqualified Stock;

                  (b) the terms of such Preferred Stock do not impose any consensual restriction on the ability of the issuer thereof to pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, to the Company or any other Subsidiary, except for restrictions to the effect that:

                           (i) dividends and distributions on common stock or
                  other capital stock of the issuer may not be declared or paid or set apart for payment at any time when the issuer has not declared and paid any dividends or distributions on such Preferred Stock which are required to be declared and paid as a precondition to dividends or distributions on other capital stock of the issuer;

                           (ii) distributions upon the liquidation, dissolution
                  or winding up of the issuer, whether voluntary or involuntary ("Liquidating Distributions"), may not be made on the common stock or other capital stock of the issuer at any time when such Preferred Stock is entitled to receive Liquidating Distributions which have not been paid; and

                           (iii) dividends and distributions on common stock or
                  other capital stock of the issuer may not be declared or paid or set apart for payment at any time when such Preferred Stock is required to be, but has not been, redeemed, repurchased, converted, exchanged or otherwise paid pursuant to provisions which meet the requirements of clause (a) above; and

                  (c) the terms of such Preferred Stock do not impose any consensual restriction on the ability of the issuer thereof to: (i) pay any Debt or other obligation owed to the Company or any other Subsidiary, (ii) make any loans or advances to the Company or any other Subsidiary or (iii) transfer any of its Property to the Company or any other Subsidiary, except, in any such case, any restriction permitted under Section 4.06 (other than under clause (2) thereof).

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings.

                  "Restricted Payment" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Subsidiary), except for any dividend or distribution that is made solely to the Company or a Subsidiary (and, if such Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution or portion thereof payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock (including Trust Preferred Stock and any other trust preferred securities issued by special purpose trusts or warrants issued by the Company in connection therewith, and including redemptions in connection with a remarketing of such securities) of the Company or any Subsidiary (other than from the Company or a Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (excluding the purchase, repurchase or other acquisition of any Subordinated Obligation (other than a Subordinated Obligation covered by clause (e) below) purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

                  (d) any Investment (other than Permitted Investments) in any Person; or

                  (e) any payment or purchase, repurchase, redemption, acquisition or retirement for value by the Company or any Subsidiary of any Debt issued to any special purpose trust of the Company in connection with the issuance by such trust of trust preferred securities (including Trust Preferred Stock); provided however that if the corresponding dividend, distribution or other payment by the trust on its trust preferred securities of the proceeds so received from the Company or such Subsidiary would otherwise constitute a Restricted Payment, the amount of such proceeds shall only be counted once as a Restricted Payment.

                  "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such Property to another Person and the Company or a Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933.

                  "Significant Subsidiary" means any Subsidiary or Unrestricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission or any successor provision to such Rule.

                  "Sovereign Bank" means Sovereign Bank, a federal savings bank, and any successor thereto.

                  "Special Mandatory Redemption" means a redemption pursuant to the provisions of paragraph 8 of the Securities.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred and excluding, in the case of the Securities, the Special Mandatory Redemption provision).

                  "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (a) such Person,

                  (b) such Person and one or more Subsidiaries of such Person, or

                  (c) one or more Subsidiaries of such Person.

                  Unless otherwise specified, or as required by the context in the definition of the term "Investment", the term "Subsidiary" or "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Subsidiary Guarantor" means any Person that becomes a Subsidiary Guarantor pursuant to Section 4.11.

                  "Subsidiary Guaranty" means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

                  "Tax Sharing Agreement" means the Tax Allocation Agreement dated July 7, 1995, among Sovereign Bancorp, Inc., and Sovereign Bank, FSB, Sovereign Investment Corporation, First Lancaster Financial Corporation, Land Asset-303

Fairview Corporation, Land Asset-33 Sampson Corporation, Land Asset-2-4 Gregory Court Corporation, 201 Associates, Inc., Sovereign Financial Associates, Sovereign Financial Securities, Inc., Sovereign Financial Insurance Agency, Inc., C.S. Service Corporation and Jersey Shore Financial Services, Inc., as amended, waived or otherwise modified from time to time as permitted by Section 4.12.

                  "Temporary Cash Investments" means any of the following:

                  (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

                  (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

                  (1) a bank meeting the qualifications described in clause (b) above, or

                  (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                  (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
         Act)); and

                  (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

                  (1) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

                  (2) such obligations mature within 180 days of the date of acquisition thereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

                  "Trust Preferred Stock" means $100,000,000 of 9% trust preferred securities of Sovereign Capital Trust I due April 1, 2027 and $50,000,000 of 9.875% trust preferred securities of ML Capital Trust I due March 1, 2027.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Affiliate" means a Person (other than a Subsidiary or Unrestricted Subsidiary of the Company) controlled (as defined in the definition of "Affiliate") by the Company, in which no Affiliate of the Company (other than (x) the Company, (y) a Wholly Owned Subsidiary of the Company and (z) another Unrestricted Affiliate) has an Investment.

                  "Unrestricted Subsidiary" means:

                  (a) any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by the Company or any Subsidiary that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.08 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

                  (b) any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

                  SECTION 1.02.  Other Definitions.


                                                                    Defined in
Term                                                                   Section
- ----                                                                ----------
"Affiliate Transaction"......................................             4.07
"Bankruptcy Law".............................................             6.01
"Change of Control Notice Date"..............................             4.10
"Change of Control Offer"....................................             4.10
"Change of Control Payment Date".............................             4.10
"Change of Control Purchase Price"...........................             4.10
"Contributing Party".........................................            10.02
"covenant defeasance option".................................             8.01
"Custodian"..................................................             6.01
"Event of Default"...........................................             6.01
"Global Security"............................................       Appendix A
"legal defeasance option"....................................             8.01
"Legal Holiday"..............................................            11.08
"Obligations"................................................            10.01
"OID"........................................................             2.01
"Original Securities.........................................             2.01
"Paying Agent"...............................................             2.04
"Registrar"..................................................             2.04
"Surviving Person"...........................................             5.01
"Suspended Covenants"........................................             4.16

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Subsidiary Guarantees.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                  (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or
         (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $1,200,000,000. All Securities shall be identical in all respects other than issue prices and issuance dates. The Original Securities will be issued in separate series and additional Securities may be issued in one or more series, which may be the same series as or different series than the Original Securities; provided, however, that any Securities issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one series shall be identical in all respects other than as to denomination. Each series of Securities will vote as a separate series from other series of debt securities and from one another on matters under the Indenture.

                  Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $700,000,000 (the "Original Securities"). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

                  (1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

                  (2) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture, which shall be in an aggregate principal amount not to exceed $500,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

                  (3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

                  (4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

                  (5) whether such Securities shall be issued pursuant to Rule 144A, Regulation S or Regulation D, under the Securities Act (or any successor provisions thereto or other exemptions thereof), whether any such Securities shall be subject pursuant to a registration agreement to a subsequent registered exchange offer or registration under a shelf registration statement and whether such Securities shall be subject to transfer restrictions and similar or related provisions or other customary provisions.

                  If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

                  SECTION 2.02. Form and Dating. Provisions relating to the Securities of each series are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

                  SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Existing Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.05. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 8 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed (with respect to a redemption pursuant to paragraph 5 only), the series of Securities to be redeemed (with respect to a redemption pursuant to paragraph 5 only) and the paragraph of the Securities pursuant to which such redemption will occur.

                  Upon receipt of such notice from the Company, the Trustee shall immediately forward such notice to the escrow agent within one Business Day pursuant to Section 2(b) of the Pledge and Escrow Agreement and the Trustee shall irrevocably authorize the escrow agent to release the proceeds of the escrow account in accordance with the provisions of Section 2(b) of the Pledge and Escrow Agreement.

                  Except as described under the second paragraph of Section 3.03, the Company shall give each notice to the

Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  In the event of the Special Mandatory Redemption pursuant to paragraph 8 of the Securities, the Company shall prepare and cause to be mailed a notice (such notice to also be mailed concurrently to the Trustee and Escrow Agent) of such redemption no later than the fifth Business Day following the earlier of (i) July 31, 2000, (ii) the date of the abandonment of the New England acquisition and (iii) the date of termination of the Purchase and Assumption Agreement.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, and subject with respect to a Special Mandatory Redemption to the second paragraph of this section, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Holders of Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings. The Company shall also comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Debt. The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Debt; provided, however, that the foregoing shall not prohibit the Incurrence of the following Debt:

                  (a) Debt of the Company evidenced by the Original Securities and of any Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Original Securities;

                  (b) Debt outstanding on the Issue Date not otherwise described in clause (a), (c), (d), (e), (g), (h), (i) or (j);

                  (c) Debt of the Company or any Subsidiary Guarantor if, immediately after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the outstanding aggregate principal amount of Debt of the Company and its Subsidiaries on a consolidated basis (other than Debt Incurred pursuant to clause (j)) would not exceed an amount equal to the Adjusted Consolidated Net Worth of the Company;

                  (d) Subordinated Obligations of the Company or any Subsidiary Guarantor if, immediately after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 3.00 to 1.00; provided, however, that such Debt (A) shall have a Stated Maturity that is no earlier than the Stated Maturity of the Securities and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Securities;

                  (e) Debt under any Credit Facilities, provided that the aggregate principal amount of all such Debt at any one time outstanding shall not exceed $500,000,000, which amount shall be permanently reduced to the extent such Credit Facilities are Repaid from time to time;

                  (f) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a), (b), (c), (d), (g), or (h);

                  (g) Debt of a Subsidiary outstanding on the date on which such Subsidiary was acquired by the Company or otherwise became a Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Subsidiary was acquired by the Company or otherwise became a Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (c) of this section;

                  (h) Subordinated Obligations Incurred by the Company and Debt Incurred by any special purpose trust pursuant to the issuance by such special purpose trust of trust preferred securities in connection with the New England acquisition (including any Subordinated Obligations Incurred or trust preferred securities issued pursuant to a remarketing of Debt permitted pursuant to this clause (h), provided such remarketing is in accordance with the original terms of such Debt);

                  (i) in the case of a Financial Services Subsidiary, any Debt issued by such Financial Services Subsidiary in the ordinary course of funding its assets if, immediately after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, (A) the outstanding aggregate principal amount of Debt Incurred by such Financial Services Subsidiary would not exceed an amount equal to the Consolidated Total Assets of such Financial Services Subsidiary, and (B) the amount of the Consolidated Total Assets and Consolidated Net Worth of all the Financial Services Subsidiaries on a combined basis would not exceed 2.5% of the Company's Consolidated Total Assets and Consolidated Net Worth, respectively (all determinations pursuant to this clause (i) shall be made as of the end of the Company's most recent fiscal quarter ending at least 45 days prior to the date of such Incurrence); and

                  (j) Debt of any Subsidiary that is a Depository Institution or a Subsidiary of a Depository Institution, including Sovereign Bank.

                  Notwithstanding anything to the contrary contained in this section,

                  (1) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this section if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations, and

                  (2) the Company shall not permit any Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this section if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor.

                  SECTION 4.04. Limitation on Restricted Payments. The Company shall not make, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                  (a) a Default or Event of Default shall have occurred and be continuing, or

                  (b) any Subsidiary that is a Depository Institution does not qualify as "well capitalized" under Section 28 of the FDIA (or any successor provision) and the regulations of the OTS thereunder, or

                  (c) the Consolidated Common Shareholders' Tangible Equity of Sovereign Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment was less than the Minimum Tangible Common Equity Amount as of the end of such fiscal quarter, or

                  (d) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                  (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                  (2) Capital Stock Sale Proceeds, plus

                  (3) the sum of:

                  (A) the aggregate net cash proceeds received by the Company or any Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt (excluding trust preferred securities issued in connection with the New England acquisition) that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                  (B) the aggregate amount by which Debt (excluding trust preferred securities issued in connection with the New England acquisition) of the Company or any Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                  (x) any such Debt issued or sold to the Company or a Subsidiary or an Unrestricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary or an Unrestricted Subsidiary for the benefit of their employees, and

                  (y) the aggregate amount of any cash or other Property distributed by the Company or any Subsidiary upon any such conversion or exchange,

plus

                  (4) an amount equal to the sum of:

                           (A) the net reduction in Investments in any Person
                  other than the Company or a Subsidiary resulting from dividends, repayments of loans or advances or cash proceeds from transfers of Property, in each case to the Company or any Subsidiary from such Person plus

                           (B) the portion (proportionate to the Company's
                  equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

                  Notwithstanding the foregoing limitation, the Company or any Subsidiary or any Unrestricted Subsidiary may:

                  (a) pay dividends on Capital Stock of the Company within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such payment shall be included in the calculation of the amount of Restricted Payments;

                  (b) purchase, repurchase, redeem, legally defease, acquire or retire for value (i) Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an Unrestricted Subsidiary or an employee stock ownership plan or trust established by the Company or any such Subsidiary or Unrestricted Subsidiary for the benefit of their employees) or
(ii) trust preferred securities or related Subordinated Obligations in connection with a remarketing and issuance of trust preferred securities or related Subordinated Obligations in an aggregate principal amount not greater than the original trust preferred securities or related Subordinated Obligations; provided, however, that, in the case of clause (i) or (ii):

                  (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

                  (2) the Capital Stock Sale Proceeds from such exchange or sale (other than from the exercise of warrants in connection with a remarketing of trust preferred securities or related Subordinated Obligations) shall be excluded from the calculation pursuant to clause
         (d)(2) above;

                  (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

                  (d) make other Restricted Payments, including Restricted Payments of the type described in clauses (a), (b) and (c), in an aggregate annual amount not to exceed $25,000,000; provided, however, that at the time of such payment, no other Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such payment shall be included in the calculation of the amount of Restricted Payments.

                  SECTION 4.05. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Securities or any applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company or any Subsidiary secured by such Lien.

                  SECTION 4.06. Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Subsidiary to:

                  (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Subsidiary,


                  (b) make any loans or advances to the Company or any other Subsidiary or

                  (c) transfer any of its Property to the Company or any other Subsidiary.

                  The foregoing limitations will not apply:

                  (1) with respect to clauses (a), (b) and (c), to restrictions:

                  (A) in effect on the Issue Date,

                  (B) relating to Debt of a Subsidiary and existing at the time it became a Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company, or

                  (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause
         (3)(A) or (B) below,
         provided such restriction is no less favorable to the Holders of Securities than those under the agreement evidencing the Debt so Refinanced, or

                  (D) imposed or effectively imposed by any governmental agency having regulatory supervision over Sovereign Bank or any other Subsidiary, or

                  (E) relating to Debt of a Financial Services Subsidiary Incurred pursuant to clause (i) of Section 4.03,

                  (2) with respect to clause (a) only, to restrictions relating to any Qualified Preferred Stock issued after the Issue Date, and

                  (3) with respect to clause (c) only, to restrictions:

                  (A) relating to Debt that is permitted to be Incurred and secured without also securing the Securities or any applicable Subsidiary Guaranty pursuant to Sections 4.03 and 4.05 that limit the right of the debtor to dispose of the Property securing such Debt,

                  (B) encumbering Property at the time such Property was acquired by the Company or any Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                  (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

                  (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

                  SECTION 4.07. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                  (a) the terms of such Affiliate Transaction are:

                  (1) set forth in writing, and

                  (2) no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

                  (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5,000,000, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(2) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

                  (c) if such Affiliate Transaction involves aggregate payments or value in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.

                  Notwithstanding the foregoing limitation, the Company or any Subsidiary may enter into or suffer to exist the following:

                  (a) any transaction or series of transactions between the Company and one or more Subsidiaries or between two or more Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Subsidiary is owned by an Affiliate of the Company (other than a Subsidiary);

                  (b) any Restricted Payment permitted to be made pursuant to
Section 4.04 or any Permitted Investment;

                  (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; and

                  (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $25,000,000 in the aggregate at any one time outstanding.

                  SECTION 4.08. Designation of Restricted and Unrestricted Subsidiaries. For purposes of this Indenture, the term "Subsidiary" has the same meaning as "Restricted Subsidiary", except for below and where otherwise provided for in this Indenture. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

                  (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

                  (b) either:

                           (1) the Subsidiary to be so designated has total
                  assets of $1,000 or less, or

                           (2) such designation is effective immediately upon
                  such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

                  Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                  (x) the Company could Incur at least $1.00 of additional Debt pursuant to both clauses (c) and (d) of Section 4.03, and

                  (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

                  (a) certifies that such designation or redesignation complies with the foregoing provisions, and

                  (b) gives the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

                  SECTION 4.09. Limitation on Company's Business. The Company shall not, and shall not permit any Subsidiary, to, directly or indirectly, engage in any business other than the Banking Business.

                  SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date

(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notwithstanding a Change of Control, the Company shall not be obligated to purchase the Securities to the extent that it has exercised its right to redeem all the Securities.

                  (b) Within 45 days following any Change of Control (the "Change of Control Notice Date"), the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating: (A) that a Change of Control Offer is being made pursuant to this Section 4.10 and that all Securities timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (D) that any Security (or portions thereof) not properly tendered will continue to accrue interest; (E) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (F) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appro priate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

                  (d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.11. Subsidiary Guarantors. The Company shall cause each Material Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit A pursuant to which such Subsidiary shall guarantee payment of the Securities as provided in Section 10.06, unless such Material Domestic Subsidiary is a banking institution, a subsidiary of a banking institution or a special purpose trust established for the purpose of issuing trust preferred securities. Notwithstanding the foregoing, any Subsidiary that enters into a Guarantee or otherwise Incurs Debt under a Credit Facility, in either case pursuant to clause (e) of Section 4.03, shall, at such time, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit A obligating such Subsidiary as a Subsidiary Guarantor under the Indenture and the Securities; provided, that, if such Subsidiary would not otherwise have become a Subsidiary Guarantor but for the Credit Facility, such Subsidiary Guaranty shall be effective only to the same extent and for so long as such Subsidiary is so obligated under such Credit Facility.

                  SECTION 4.12. Tax Sharing Agreement. The Company shall not, and shall not permit any Subsidiary to, terminate, amend, modify or waive any provisions of the Tax Sharing Agreement or enter into any other tax allocation, sharing or similar agreement; provided, however, that:

                  (a) any provision of the Tax Sharing Agreement may be terminated, amended, modified or waived (i) to the extent required by any governmental agency having regulatory supervision over Sovereign Bank or any other Subsidiary of the Company or (ii) if such termination, amendment, modification or waiver does not materially adversely affect the Company, any Subsidiary Guarantor or their rights, benefits or obligations under the Tax Sharing Agreement; and

                  (b) the Company or any Subsidiary may enter into such other tax agreement with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries or Unrestricted Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company and its Subsidiaries, provided that such agreement does not materially adversely affect the Company, any Subsidiary Guarantor or their rights, benefits or obligations under the Tax Sharing Agreement as in effect at such time.

                  SECTION 4.13. Maintenance of Status of Subsidiaries as Insured Depository Institutions; Capital Maintenance. (a) The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the status of each of its Subsidiaries that is a Depository Institution as an insured depository institution and do all things necessary to ensure that savings accounts of each such Subsidiary are insured by the FDIC or any successor organization up to the maximum amount permitted by 12 U.S.C. Section 1811 et seq. and the regulations thereunder or any succeeding federal law, except as to individual accounts or interests in employee benefit plans that are not entitled to "pass-through" insurance under 12 U.S.C. Section 1812(a)(1)(D).

                  (b) The Company shall cause Sovereign Bank to maintain or exceed the status of a "well capitalized" institution as defined in the FDIA and OTS regulations.

                  SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.16. Covenant Suspension. During any period of time that:

       (a) the Securities have Investment Grade Ratings from both S&P and Moody's and

       (b) no Default or Event of Default has occurred and is continuing under the Indenture, the Company and the Subsidiaries will not be subject to the following provisions of the Indenture: Sections 4.03, 4.04, 4.06, 4.07 and 4.09, clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph) of Section 4.08 and clauses (5) and (6) of Sections 5.01(a) and 5.02(a) (collectively, the "Suspended Covenants").

                  In the event that the Company and the Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of S&P and/or Moody's withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or

Event of Default will be calculated in accordance with the terms of Section 4.04 as though, for purposes of determining whether new Restricted Payments can be made after such time, such covenant had been in effect during the entire period of time from the Issue Date.


                                    ARTICLE V

                                Successor Company

                  SECTION 5.01. (a) When Company May Merge or Transfer Assets. The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (1) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

                  (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4) and clauses (5) and (6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under both clauses (c) and (d) of Section 4.03;

                  (6) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have an Adjusted Consolidated Net Worth in an amount which is not less than the Adjusted Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

                  (7) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

                  (8) the Surviving Person shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction or series of transactions and will be subject to Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred.

                  (b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but the predecessor Company in the case of:

                  (1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

                  (2) a lease,
shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Securities.

                  SECTION 5.02. (a) When Sovereign Bank or its Subsidiaries or a Subsidiary Guarantor May Merge or Transfer Assets. The Company shall not permit Sovereign Bank, or any of its Subsidiaries, or any Subsidiary Guarantor (each a "Specified Party") to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into such Specified Party) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (1) the Surviving Person (if not such Specified Party) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) solely in the case of such a transaction involving a Subsidiary Guarantor, the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guaranty in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

                  (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Specified Party, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4) and clauses (5) and (6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under both clauses (c) and
         (d) of Section 4.03;

                  (6) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company shall have an Adjusted Consolidated Net Worth in an amount which is not less than the Adjusted Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; and

                  (7) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (b) Solely in the case of a transaction involving a Subsidiary Guarantor, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Subsidiary Guarantor under the Subsidiary Guaranty but the predecessor Subsidiary Guarantor in the case of:

                  (1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Subsidiary Guarantor as an entirety or virtually as an entirety), or

                  (2) a lease,

shall not be released from any of its obligations or covenants under the Indenture, including with respect to the payment of the Securities.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. The following events shall be "Events of Default":

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, mandatory redemption, optional redemption, required repurchase or otherwise,

                  (3) the Company or any Subsidiary Guarantor or Sovereign Bank or any of its Subsidiaries fails to comply with Article 5 or with any covenant or agreement in the Pledge and Escrow Agreement;

                  (4) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

                  (5) a default by the Company or any Subsidiary under any Debt of the Company or any Subsidiary which results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate amount in excess of $25,000,000 or its foreign currency equivalent at the time;

                  (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary; or

                           (D) grants any similar relief under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 30 days;

                  (8) any judgment or judgments for the payment of money in an unsecured aggregate amount in excess of $50,000,000 or its foreign currency equivalent at the time is entered against the Company or any Subsidiary and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect;

                  (9) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; or

                  (10) the failure of the Company or its Wholly Owned Subsidiaries to own 100% of the Voting Stock or common stock (or Capital Stock convertible into Voting Stock or common stock) of Sovereign Bank ("the ownership provisions").

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of or interest on a Security or
(ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 601 of the Existing Indenture, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

                  (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

                  The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 607 of the Existing Indenture.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 607 of the Existing Indenture.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 607 of the Existing Indenture;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

         SECTION 7.01. Trustee Provisions. Articles 6 and 7 of the Existing Indenture shall (subject to any other provisions herein to the contrary) apply in their entirety to this Indenture except that:

                  (1) references therein to Debt Securities shall be references to the Securities covered by this First Supplemental Indenture;

                  (2) the principal amount of Outstanding Debt Securities shall be the amount of Securities that would be outstanding pursuant to Section 2.08 herein;

                  (3) the reference to Article Five in the final paragraph of Section 607 shall be a reference to Article VI herein;

                  (4) the reference to Section 514 in the final paragraph of Section 610(d) and in Section 610(e) shall be a reference to Section 6.11 herein;

                  (5) Registered Securities shall refer to Securities registered pursuant to Section 2.04 herein;

                  (6)      Section 614 shall be deleted;

                  (7) the Regular Record Dates for purposes of Section 701 shall mean May 1 and November 1; and

                  (8)      Section 704 shall be deleted.

Notwithstanding anything in the Existing Indenture to the contrary, the Trustee is also authorized and permitted to take any actions permitted pursuant to the Pledge and Escrow Agreement, including the delivery of the notice pursuant to
Section 2(b) of the Pledge and Escrow Agreement (and the Trustee shall be required to take any such action upon receipt of notice from Holders of at least 25% in aggregate principal amount of the Securities then outstanding, provided that, subject to Section 9.02, Holders of a majority in aggregate principal amount of the Securities may waive such notice).


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and
the operation of Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and
6.01(10) (but, in the case of Sections 6.01(6) and (7), with respect only to Subsidiaries) and the limitations contained in Section 5.01(a)(5) and (6) and
Section 5.02 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (with respect only to
Subsidiaries in the case of Sections 6.01(6) and 6.01(7)) or because of the failure of the Company to comply with the limitations contained in Section 5.01(a)(5) or (6) or Section 5.02. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 8.05 and 8.06 and Sections 607 and 610 of the Existing Indenture shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Section 8.05 and Section 607 of the Existing Indenture shall survive.

         SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a cer tificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company occurs that is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obliga tions deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

         SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms herein or to secure the Securities;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (7) to make any change that does not adversely affect the rights of any Securityholder; or

                  (8) to provide for the issuance of additional Securities as permitted herein.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty;

                  (5) subordinate the Securities or any Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor;

                  (6) reduce the amount payable upon the redemption or repurchase of any Security under Article III, upon a Change of Control Offer or upon a Special Mandatory Redemption, change the time at which any Security may or shall be redeemed in accordance with Article III or a Special Mandatory Redemption, make any other change in the provisions relating to Special Mandatory Redemptions or, at any time after a Change of Control has occurred, change the time at which any Change of Control Offer must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer;

                  (7) make any Security payable in money other than that stated in the Security;

                  (8) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders;

                  (9) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest, including the security interest under the Pledge and Escrow Agreement;

                  (10) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (11) make any change in the Pledge and Escrow Agreement that would adversely affect the holders of the Securities.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.
An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 601 of the Existing Indenture) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                              Subsidiary Guarantees

                  SECTION 10.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

                  Subject to Section 5.02, if the Company sells or otherwise disposes of either (1) its ownership interest in any Subsidiary Guarantor, or
(2) all or substantially all the assets of any Subsidiary Guarantor, such Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guaranty.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 4.08, 4.11, 5.02 and 8.01(b), the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  SECTION 10.02. Contribution. Each of the Company and any Subsidiary Guarantor (a "Contributing Party") agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the "Claiming Guarantor"), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to
Section 10.06, the date of the supplemental indenture executed and delivered by such Subsidiary Guarantor).

                  SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

                  SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

                                    if to the Company:

                                    Sovereign Bancorp, Inc.
                                    1130 Berkshire Boulevard
                                    Wyomissing, Pennsylvania 19610

                                    Attention of:  Secretary

                                    with a copy to:

                                    Stevens & Lee
                                    111 North Sixth Street
                                    Reading, PA 19603
                                    Attention:  Joseph Harenza


                                    if to the Trustee:

                                    Harris Trust and Savings Bank
                                    311 West Monroe, 12th Floor
                                    Chicago, IL 60606

                    Attention of: Indenture Trust Department

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  SECTION 11.03.  [Intentionally Left Blank]

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

                  SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Pennsylvania. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09.  Governing Law.  THIS INDENTURE AND
THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such lia bility. The waiver and release shall be part of the consi deration for the issue of the Securities.

                  SECTION 11.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

                  SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.


                                         /s/ SOVEREIGN BANCORP, INC.,




                                         /s/ HARRIS TRUST AND SAVINGS BANK,

                                                                      APPENDIX A


                        PROVISIONS RELATING TO SECURITIES


         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "2004 Securities" means the 10.25% Senior Notes due 2004.

                  "2006 Securities" means the 10.50% Senior Notes due 2006.

                  "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

                  "Definitive Security" means a certificated Security.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "Original Securities" means Securities in the aggregate principal amount of $700,000,000 issued on November 15, 1999.

                  "Securities" means the 2004 Securities and the 2006 Securities, to be issued from time to time, in one or more series as provided for in this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

                  "Underwriting Agreement" means the Underwriting Agreement dated November 9, 1999, among the Company and the Underwriters relating to the Original Securities, or any similar agreement relating to any future sale of Securities by the Company.

                  "Underwriters" means Salomon Smith Barney Inc. and Lehman Brothers Inc.



         1.2  Other Definitions

                                                                     Defined in
                  Term                                                 Section:
                  ----                                               -----------

"Agent Members"..........................................................2.1(b)
"Global Security"........................................................2.1(a)

         2.   The Securities

         2.1  Form and Dating

                  The Securities will be offered and sold by the Company, from time to time, pursuant to one or more Underwriting Agreements.

                  (a) Global Securities. Securities shall be issued in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Global Securities") without interest coupons and with the global securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and regis tered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) Original Securities for original issue representing in an aggregate principal amount of $200,000,000 of the 2004 Securities and $500,000,000 in aggregate principal amount of the 2006 Securities and (2) additional Securities, if and when issued, in an aggregate principal amount of up to $500,000,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $1,200,000,000 except as provided in Sections 2.01 and 2.08 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x)  to register the transfer of such Definitive Securities;
         or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the

Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  (b) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (c) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10 and 9.05 of this Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (e)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Definitive Securities

                  (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A



                           [FORM OF FACE OF SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                           [FORM OF FACE OF SECURITY]

No.                                                         [up to]**$__________

                         10.25% Senior Note due 2004***

                         10.50% Senior Note due 2006****


                                                              [CUSIP No. ______]

                  Sovereign Bancorp, Inc., a Pennsylvania corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of Dollars](1) [as set forth on the Schedule of Increases or Decreases annexed hereto](2) on [ ], [2004](3) [2006](4).

                  Interest Payment Dates: [         ] and [        ].

                  Record Dates:  [          ] and [           ].
- --------
(1) Insert for Definitive Securities
(2) Insert for Global Securities
(3) Insert for 2004 Security
(4) Insert for 2006 Security

                  Additional provisions of this Security are set forth on the other side of this Security.


                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                            SOVEREIGN BANCORP, INC.,


                                              by __________________________
                                                 Name:
                                                 Title:


                                              by __________________________
                                                 Name:
                                                 Title:


[CORPORATE SEAL]


TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

Dated:

HARRIS TRUST AND SAVINGS BANK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.



by:___________________________
         Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                         10.25% Senior Note due 2004***

                         10.50% Senior Note due 2006***


1.  Interest

                  SOVEREIGN BANCORP, INC., a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing May 15, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company issued the Securities under a Senior Indenture dated as of February 1, 1994 (the "Existing Indenture") as supplemented by the First Supplemental Indenture dated as of November 9, 1999 (the "First Supplemental Indenture" and collectively with the Existing Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are senior unsecured obligations of the Company limited to $1,200,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This [2004 Security]*** [2006 Security]**** is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $700,000,000. Original Securities and up to an aggregate principal amount of $500,000,000 additional Securities of the same series as or different series from the Original Series may be issued under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, enter into or permit certain transactions with Affiliates and create or incur Liens. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

                  To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, certain Subsidiaries of the Company may be required, pursuant to Section 4.11 of the Indenture, to enter into supplemental indentures whereby such Subsidiaries will jointly and severally unconditionally guarantee the Obligations on a senior basis pursuant to the terms of the Indenture.

5.  Optional Redemption

                  On and after the Issue Date, the Company may redeem all or any portion of the Securities, at once or over time, after giving the required notice under the Indenture, at a redemption price equal to the sum of the principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date), plus the Applicable Premium.

                  "Applicable Premium" means, with respect to a Security of any series at any time of determination, the excess, if any, of (A) the present value at such time of determination of the remaining required interest and principal payments (including any past due or accrued and unpaid interest) in respect of the portion of such Security to be redeemed, computed using a discount rate equal to the applicable Treasury Rate plus 50 basis points, over
(B) the then outstanding principal amount of the portion of such Security to be redeemed.

                  "Treasury Rate" means, with respect to each series of Securities, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit or, in the case of a Change of Control Offer, prior to the Change of Control Notice Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of such series; provided, however, that, if the Average Life of such series is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the Average Life of such series is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6.  Sinking Fund

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Special Mandatory Redemption

                  In the event that (i) the New England acquisition is not consummated on or prior to July 31, 2000, (ii) the New England acquisition is abandoned or (iii) the Purchase and Assumption Agreement is terminated on or prior to such date, the Company will redeem all the Securities on the earlier of
(a) August 15, 2000, in the event that the New England acquisition is not consummated on or prior to July 31, 2000, and (b) the 15th day (or if such day is not a Business Day, the next following Business Day) following the abandonment of the New England acquisition by the Company or the termination of the Purchase and Assumption Agreement by the Company (such earlier date, the "Mandatory Redemption Date"), at a price of 102% of the aggregate principal amount of the Securities, plus accrued and unpaid interest, if any, thereon to the Mandatory Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the Mandatory Redemption Date). The Company will cause the notice of the Special Mandatory Redemption to be mailed no later than the fifth Business Day following the earlier of (i) July 31,

2000, (ii) the date of the abandonment of the New England acquisition or (iii) the date of termination of the Purchase and Assumption Agreement.

9.   Repurchase of Securities at the Option of Holders upon Change of Control

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities, or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;(viii) to make any change that does not adversely affect the rights of any Securityholder or (ix) to provide for the issuance of additional Securities as provided in paragraph 4 and in the Indenture.

15.  Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


- ------------------------------------------------------------

Date: ________________ Your Signature: _____________________


- ----------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.



                                                       -------------------------
                                                             Your Signature

Signature Guarantee:

Date: ___________________                              _________________________
Signature must be guaranteed                             Signature of Signature
by a participant in a                                           Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

- --------------------------------------------------------------------------------

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


Date of                  Amount of decrease      Amount of increase      Principal amount         Signature of
Exchange                 in Principal            in Principal            of this Global           authorized
                         Amount of this          Amount of this          Security following       signatory of
                         Global Security         Global Security         such decrease or         Trustee or
                                                                         increase                 Securities
                                                                                                  Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE


              If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 (Change of Control) of the Indenture, check the box:

                                    /  /

              If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount:

$


Date: __________________ Your Signature: ______________________________
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                       EXHIBIT A




                         FORM OF SUPPLEMENTAL INDENTURE


                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture") dated as of , among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of SOVEREIGN BANCORP, INC. (or its successor), a [Delaware] corporation (the "Company"), SOVEREIGN BANCORP, INC.[, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below,] and a [ ] banking association, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :


                  WHEREAS the Company [and the Existing Subsidiary Guarantors] has heretofore executed and delivered [or become obligated under] an Indenture (the "Existing Indenture") dated as of February 1, 1994, as supplemented by the First Supplemental Indenture dated as of November 15, 1999 (the "First Supplemental Indenture", and collectively with the Existing Indenture and any other amendments, waivers or other modifications thereto, the "Indenture") providing for the issuance of an aggregate principal amount of up to $200,000,000 of 10.25% Senior Notes due 2004 and $500,000,000 of 10.50% Senior
Notes due 2006 (the "Securities");

                  WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 10.06 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;


                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the

Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                            [NEW SUBSIDIARY GUARANTOR],

                                                 by ___________________________
                                                    Name:
                                                    Title:


                                            SOVEREIGN BANCORP, INC., [on
                                            behalf of itself and the
                                            Existing Subsidiary Guarantors,]

                                                 by ___________________________
                                                    Name:
                                                    Title:


                                            [[EXISTING SUBSIDIARY
                                            GUARANTORS],

                                                 by ___________________________
                                                    Name:
                                                    Title:]


                                            [TRUSTEE], as Trustee,

                                                 by ___________________________
                                                    Name:
                                                    Title:


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